                               POWER OF ATTORNEY

Know all by  these presents that  the undersigned, does  hereby make, constitute and appoint each of Cindy  Kee and Marie Ly, or  any one of them, as  a true and lawful attorney-in-fact of the undersigned with full powers of substitution  and revocation, for  and in  the name,  place and  stead of  the undersigned (in the undersigned's individual capacity), to execute  and deliver such forms that  the undersigned  may be  required to  file with  the U.S.  Securities and  Exchange
Commission as  a result  of the  undersigned's ownership  of or  transactions in securities of CBRE  Acquisition Holdings, Inc.  (the "Company") (i)  pursuant to
Section 16(a)  of the  Securities Exchange  Act of  1934, as  amended, including without limitation,  statements on  Form 3,  Form 4  and Form  5 (including  any amendments  thereto) and  (ii) in  connection with  any applications  for EDGAR access codes or any other documents necessary or appropriate to obtain codes and
passwords  enabling  the  undersigned  to  make  electronic  filings  with   the
Securities and Exchange  Commission, including without  limitation the Form  ID.
The  Power  of  Attorney  shall  remain  in  full  force  and  effect  until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of  or transactions in  securities of the  Company, unless earlier revoked in writing. The undersigned acknowledges that Cindy Kee and Marie Ly are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

            By: /s/ Cash Smith
           -------------------
            Name: Cash Smith

            Date: November 24, 2020